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                                                                 EXHIBIT (A)(15)

BEFORE YOU MAIL YOUR RETRACTION AND TENDER REQUEST, PLEASE MAKE SURE THAT YOU
HAVE:

  . ENCLOSED YOUR RSC SHARE CERTIFICATE, EXCEPT IF YOU ARE DELIVERING SHARES BY BOOK ENTRY TRANSFER

  . OBTAINED SIGNATURE GUARANTEES IF YOUR RSC CERTIFICATES ARE IN THE NAME OF A PERSON OR PERSONS OTHER THAN THE SIGNER OF THE RETRACTION AND TENDER REQUEST

  . ENCLOSED A COMPLETED IRS FORM W-8 OR OTHER SIMILAR FORM TO AVOID A 31% BACKUP WITHHOLDING

  .   INCLUDED PROPER POSTAGE ON THE RETURN ENVELOPE